EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement "), dated as of May 10, 2000, between US ENERGY SYSTEMS, INC., a Delaware corporation (the "Company"), and Goran Mornhed (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS,  the Company's business consists of (a) acquiring and operating existing independent power plants ("IPPs") and cogeneration facilities throughout the world, (b) developing, building and operating new IPPs and cogeneration facilities throughout the world, and (c) developing, building and selling special energy efficient products using cogeneration technology throughout the world and (d) developing, building, acquiring and/or operating "inside the fence" energy facilities and operations for commercial and industrial users throughout the world, and (e) developing, building, acquiring and/or operating district heating and cooling systems throughout the world.

                  WHEREAS, the Company and the Executive now desire to enter into this Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein. and for other good and valuable consideration, it is hereby agreed as follows:

                  1.       Position and Duties.

                           a)       Employment and Position -The Company hereby
agrees to employ the Executive as set forth in the next succeeding sentence, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein. The Executive shall serve as President and Chief Operating Officer of the Company and shall have such other duties consistent with such office, as from time to time may be prescribed by the Board of Directors of the Company (the "Board ").

                           (b)      Duties - During the  Term (as  defined  in
Section 5(f) below), the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time as provided in this Agreement, and the Executive shall devote his reasonable best talents, efforts and abilities to the performance of his duties hereunder. During the Term, the Executive shall perform such duties on a substantially full-time basis, and the Executive shall have no other employment whatsoever.

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                  2. Compensation..  Notwithstanding anything to the contrary in this Agreement, during the term of this Agreement, each part of the total compensation paid to the Executive by the Company as well as Executive's total compensation shall be no less than such part of the compensation and such total compensation paid by the Company to Larry Schneider in his capacity as an employee of the Company or any successor CEO with respect to the corresponding time period.

                           (a)      Base  Salary - The  Company  shall  pay  the
Executive for his services hereunder a salary (as the same may be increased from time to time, the "Base Salary") at the annual rate of $180,000.00 which shall be payable in accordance with the customary payroll practices of the Company but not less frequently than on a monthly basis. The Base Salary shall be reviewed periodically by the Board and shall be subject to such increases as the Board,

                           (b)      Incentive Bonus -  In addition to the Base
Salary, the Executive shall at the end of each fiscal year for the Company be awarded a bonus determined in accordance with the 2000 Executive Bonus Plan (the "Bonus Plan") annexed hereto as Exhibit A and incorporated herein as if fully set forth. In addition, the Executive is eligible for such other bonuses which may be awarded by the Board in its sole discretion under such other plans that the Board may establish in its sole discretion from time to time.

                           (c)      Simultaneous herewith, the  Company and the
Executive are executing (i) a Stock Option Agreement respecting 187,500 shares (the "187,500 Share Agreement"), (ii) a Stock Option Agreement respecting 562,500 shares (the "562,500 Share Agreement") and (iii) a Stock Option Agreement respecting 1,000,000 shares (the "1,000,000 Share Agreement") dated as of the date hereof providing collectively for up to 1,750,000 stock options (collectively the "Stock Options") annexed hereto as Exhibit B and incorporated herein as if fully set forth.

                           (d)      Shareholder Consent - Executive acknowledges
that, except for the issuance of the Options under the 187,500 Share Agreement which are vesting immediately upon the execution of this Agreement (the "Immediate Vesting Options") the Board may determine that it is required or advisable for the Board to present the Stock Options, the 2000 Executive Incentive Plan (the "Incentive Plan") and/or the Bonus Plan to the Company's shareholders for a vote (individually each of the matters described above submitted to the Shareholders for a vote shall be referred to as a "Voted Matter"). In the event the Board presents any of the foregoing matters to the Company's shareholders for a vote, in order for such Voted Matter to become effective, the affirmative vote of a majority of the Company's shares, present in person or represented by proxy, at a meeting of shareholders at which a quorum is present and in

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fact voting (a "Majority of the  Shareholders")  must approve the material terms of the Voted Matter, it being further understood that if the Majority of the Shareholders do not approve the Incentive Plan none of the Stock Options except for the Immediate Vesting Options shall be effective. The Board shall present any Voted Matter (or the material terms thereof) to the Company's shareholders for a vote as soon as reasonably possible after the execution of this Agreement. In the event any Voted Matter (or the material terms thereof) is not approved by a Majority of the Shareholders by November 15, 2000, the Executive shall have the rights set forth in Section 5(g) hereof.

                           (e)      Withholding. All  payments  required  to  be
made by the Company to the Executive under this Agreement (whether under this Section 2 or otherwise) shall be subject to withholding of employment and income taxes and other payroll deductions in accordance with applicable tax requirements, the Company's policies applicable to employees of the Company at the Executive's level and the provisions of the Benefit Plans (as defined in Section 3 below).

                  3. Benefits. (a) Benefit Plans - During the Term, the Company shall provide to the Executive all fringe benefits currently provided, as well as those which the Company may generally make available to its senior executives, including, without limitation, benefits provided under the Company's pension and profit-sharing plans (if any), health benefit plans (such as medical and hospitalization coverage), and insurance plans (such as life, supplemental life, disability, business travel, accident and accidental death and dismemberment) (collectively, the "Benefit Plans"). Such plans shall during the term provide for at least the same level of benefits as the Benefit Plans provide at the date of this Agreement and at least as provided for below. Such Benefit Plans shall generally provide the following benefits:

         o    Medical and Dental Insurance
         o 401K plan with Company, matching or equal, to be structured for Company management
         o $1 million Life Insurance (the employee's estate shall be the beneficiary)
         o    Disability Insurance: 60% of base compensation for life

                           (b)      Automobiles - During the Term, the  Company
shall provide the Executive with a Company-owned or leased automobile of a type to be agreed upon by the Executive and the Company, or at the Executive's option a car allowance of $600 per month in lieu thereof. The Company will bear all insurance, gasoline, registration, maintenance and repair costs incident to the Executive's use of such Company-owned or leased or Executive-owned or leased automobile in the performance of his duties hereunder.

                           (c)      Vacations, sick leave and holidays.  The
Executive shall be entitled to no less than four (4) weeks of paid vacation during each year of the Term (and a pro rata

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portion thereof for any portion of the Term that is less than a fiscal year). In addition, the Executive shall be entitled to paid sick leave and holidays in accordance with the Company's usual policies for its senior executives.

                           (d)      Company Life Insurance.  In addition to the
life insurance policy described  above,  the  Company  intends  to  obtain a  $5 million policy on Executive's life for which the Company shall be the beneficiary. Executive shall cooperate with the Company in obtaining such insurance.

                  4. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.

                  5.  Term:  Termination.  Subject  to the  provisions  of  this
Section 5, the term of the Executive's employment under this Agreement shall commence on the date hereof and shall end on the fifth anniversary hereof, provided that the term of this Agreement shall automatically be renewed for successive additional one-year periods at the end of such five-year period and of each such one-year renewal period, unless either party elects not to renew by giving written notice to the other at least 90 days before an annual renewal date. The initial five-year term referred to herein, together with any renewal thereof, is referred to in this Agreement as the "Term". The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 5 solely on the following grounds.

                           (a)      Termination by the Company for Cause -  The
Company shall have the right to terminate the employment of the Executive prior to expiration of the Term for Cause (as defined in Section 5(i)(iii) below) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination, as provided in this Agreement.

                           (b)      Termination by the Executive for Good Reason
 - The Executive shall have the right to terminate his employment hereunder prior to expiration of the Term for Good Reason (as such term is defined in Section 5(i)(iv) below) by written notice to the Company specifying the grounds constituting such Good Reason, provided such written notice is given within six months of the date the Executive reasonably became aware of such an event constituting such Good Reason.

                           (c)      Termination upon Death - The employment of
the Executive hereunder shall terminate immediately upon his death.

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                           (d)      The Company's Option upon Disability. If the
Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of six successive months, or an aggregate of six months in any consecutive twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, to terminate the Executive's employment hereunder prior to expiration of the Term. Regardless of whether the Company exercises such option, during a period of 18 month's from the date of the commencement of the Disability Period, the Executive shall continue to receive his full compensation and other benefits provided herein net of any payments received under any disability policy or program provided by the Company of which the Executive is a beneficiary or recipient.

                           (e)      Termination by  the Company for other reason
than under 5(a), 5(c), 5(d) - The Company shall have the right to terminate the employment of the Executive prior to expiration of the Term for other reasons than defined in 5(a), 5(c) and 5(d) above ("Without Cause") by written notice to the Executive as provided in this Agreement. Such notice shall state for informational reasons only, the reason for such Termination.

                           (f)      Termination  by the  Executive  for  other
reason than under 5(b) The Executive shall have the right to terminate his employment hereunder prior to expiration of the Term for other reason than under 5(b) by written notice given at least 90 days prior to the "Termination Date" as defined in section 5(h) below..

                           (g)      Termination By Executive if A Voted  Matter
is Not Approved -- The Executive shall have the right to terminate his employment if Company's shareholders do not approve any Voted Matter (or material terms thereof) on or before November 15, 2000 provided that such notice is given within 30 days of the earlier of November 15, 2000 or the date the shareholders reject the Voted Matter.

                           (h)      Termination Date - Any notice of termination
given by the Company or the Executive pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").

                           (i)      Certain Definitions - For purposes of this
Agreement, the following terms shall have the following meanings:

                                    (i)     The "Affiliate" of any Person means
any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through equity ownership, agency or otherwise, or pursuant to or in connection with an agreement,

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arrangement or understanding (written or oral) with one or more other Persons by or through equity ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                                    (ii) "Change of Control" with respect to the
Company, means the occurrence of any of the following:

                                            (A) the acquisition, with or without
                  the approval of the Board, directly or indirectly (in one or more related transactions), by any Person (other than (i) the Executive or an Affiliate of the Executive (ii) Sparkenergy or any of their Affiliates (iii) Lawrence Schneider or any of his Affiliates (iv) Ormat or any of its
                  Affiliates or (v) the Marmon Group or any of its Affiliates or
                 (collectively the "Excluded  Group")) or two or  more  Persons acting  as a  group,  of  beneficial ownership  (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the outstanding voting stock of the Company (Voting Stock");


                                            (B) the merger or  consolidation  of
                  the Company with one or more other Persons (other than any one or more of the Excluded Group) as a result of which the holders of the outstanding Voting Stock of the Company immediately before the merger hold less than 30% of the Voting Stock (or equivalent thereof) of the surviving or resulting Person;

                                            (C) the  sale to any  Person  (other
                  than any one or more of the Excluded Group) of all or substantially all of the assets of the Company or its subsidiaries taken as a whole, and this Agreement is not assumed by the acquiring Person in connection therewith; or

                                            (D)  the   Company  or  any  of  its
                  members enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated.

provided, however, that for purposes of this Agreement, the sale of any Voting Stock (or equivalent thereof) of the Company (or any successor Person thereto) pursuant to a public offering shall not constitute a Change of Control.

                                    (iii)  "Cause"  shall mean (A) the continued
failure of the Executive to perform substantially his duties with the Company ('Non-Performance') other than

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any such failure  resulting from (1) the Executive's  incapacity due to physical or mental illness or (2) the Executive's delivery to the Company of a notice of termination for Good Reason or other reason), which failure continues for a period of more than 7 business days after a written demand for substantial performance is given to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, (B) the Executive having been convicted of a crime which constitutes a felony under applicable law or having entered a plea of guilty or nolo contendere with respect thereto, or (C) the engaging by the Executive in illegal or fraudulent conduct with respect to the Company.

                                    (iv)    "Good Reason" means the  occurrence
of any one of the following events:

                                            (A) a  Change of Control of the
Company;

                                            (B) the  assignment to the Executive
of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company within 7 business days after receipt of notice thereof given by the Executive;

                                            (C) a  reduction  by the  Company in
the Executive's Base Salary without the consent of such Executive or the failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan or disability plan in existence as of the date of this Agreement (or a replacement or substitute plan providing the Executive with substantially similar benefits) in which the Executive is participating or the material reduction of the Executive's benefits under any of such plans (or replacement or substitute plans); or

                                             (D)  the  Company   requiring   the
Executive to be based at any location other than New York City or any county in New York, New Jersey or Connecticut that abuts New York City, Westchester, NY and north of the southern boundary of New York City except for requirements of travel on the Company's business which travel may be on a regular and extensive basis given the geographic scope of the Company's franchise territories.

                                    (v)     "Person" means  any  individual,
corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization,

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joint venture, court or government (or political subdivision or agency thereof).

                  6.       Obligations on Termination.

                           (a)      Payment Obligations of the Company in Case
of Termination for Good Reason Under Section 5(b) and the Company's Termination Without Cause under Section 5(e).

                                    (i)     Upon termination of the Executive's
employment pursuant to Section 5(b) and Section 5(e), then, in lieu of any further payment under 2(a), the Company shall pay the Executive a lump sum cash payment equal to 2.9 times the Base Salary then in effect, plus any unreimbursed expenses and unpaid accrued benefits (collectively, the "Severance Payment). The Severance Payment shall be payable within 60 days after the Termination Date. Executive's rights to payments under the Bonus Plan shall not be affected by termination under Sections 5(b) and 5(e) except as provided in such Bonus Plan.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(b) and 5(e), then (I) (A) any Stock Options which vest solely based on the Executive's employment by the Company for specified periods of time (including the options covered by the 187,500 Share Agreement and the 562,500 Share Agreement) heretofore or hereafter granted to the Executive vested and unvested, will be automatically vested and may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after such cessation of employment after which time such options shall expire; and (B) any Stock Options described in the 1,000,000 Share Agreement shall be unaffected by any termination of employment under Sections 5(b) and 5(e) hereof and shall continue to be in full force and effect as if the Executive had continued to be an employee of the Company. Any and all reasonable costs and expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (b)      Payment Obligations of the Company in case
of Termination for Non-Performance as defined in Section 5(i)(iii)(A) Under
Section 5(a).

                                    (i)     Upon termination of the Executive's
employment for Non-Performance, then, in lieu of any further payment under 2(a) the Company shall pay the Executive a lump sum cash payment equal to 1 times the Base Salary then in effect, plus any unreimbursed

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expenses and unpaid accrued benefits (collectively, the "Severance Payment). The
Severance Payment shall be payable within 60 days after the Termination Date. Executive's rights under the Bonus Plan shall not be affected by termination under Section 5(a) except as provided in such Bonus Plan.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(a) for Non-Performance,

                                            (A) then any stock options (or
equivalent thereof) heretofore or hereafter granted to the Executive, which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after such cessation of employment after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (c)      Payment Obligations of the Company in case
of Termination for Death.

                                    (i)     Upon termination of the Executive's
employment upon death, the Company shall have no payment obligations to the Executive hereunder, except for the payment of any proceeds received by the Company from the $1,000,000 Life Insurance policy described in Section 3(a) hereof, any accrued and unpaid compensation (including unpaid accrued benefits), and reimbursement of any unreimbursed expenses. Executive's rights under the Bonus Plan shall not be affected by termination under Section 5(c) except as provided in such Bonus Plan.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(c),

                                            (A) then any stock options (or
equivalent thereof) heretofore or hereafter granted to the Executive, which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) by the Executive's estate at any time within six months after such termination; and

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                                           (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive's estate in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive's estate upon presentation of appropriate documentation to the Company.


                           (d)      Payment Obligations of the Company in case
of Termination for Disability.

                                    (i)     Upon termination of the Executive's
employment upon disability, the Executive shall receive the compensation provided for in Section 5(d) hereof plus any unreimbursed expenses and unpaid accrued benefits. Upon termination under Section 5(d), Executive shall have the same rights under the Bonus Plan as if his employment continued for eighteen months after the commencement of the Disability Period.

                                    (ii)   Notwithstanding   anything   to   the
contrary contained herein or in any other agreement between the Company and the Executive, in the event that the Executive's employment is terminated pursuant to Section 5(d),

                                            (A) then any stock options (or
equivalent thereof) heretofore or hereafter granted to the Executive, which have vested or which vest in accordance with the terms of the Stock Option Agreement within the 18 month period after commencement of the Disability Period, will vest as if the Executive's employment did not terminate and may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within such eighteen month period after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (e)      Payment Obligations of the Company in case
of  Termination  for  Voluntary  Resignation or Cause as defined in Section 5(i)
(iii)(B) and (C).
7
                                    (i)     Upon termination of the Executive's
employment as a result of the voluntary resignation of the Executive under Section 5(f) or termination of the Executive by the Company for Cause (except Non-Performance) as defined in Section 5 (i)(iii)(B) and (C) under
Section 5 (a), the Company shall have no payment obligations to the Executive hereunder, except for the payment of any accrued and unpaid compensation (including unpaid accrued

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

benefits), and reimbursement of any unreimbursed expenses. Executive's rights under the Bonus Plan shall not be affected by such termination except as provided in such Bonus Plan.

                                    (ii)   Notwithstanding   anything   to   the
contrary  contained  herein or in any  other  agreement  between  the  Company
and the Executive,  in the event the Executive  terminates  his employment   by
voluntary resignation pursuant to Section 5(f) or the Executive's employment is terminated pursuant to Section 5(a) for Cause (except Non-Performance),

                                            (A) then  any  stock  options (or
equivalent thereof) heretofore or hereafter granted to the Executive, which have vested, may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after such cessation of employment after which time such options shall expire; and

                                            (B) any and all reasonable costs and
expenses, including, but not limited to, reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall immediately be paid to the Executive upon presentation of appropriate ocumentation to the company.

                           (f)      Continued Medical Dental Coverage. Upon  the
termination of the Executive's employment with the Company for whatever reason, to the extent permitted by applicable law, the Company shall continue to provide the Executive (at the Company's cost or, in the case of a termination pursuant to Sections 5(a) for other than Non-Performance and Section 5(f), at the Executive's cost) with medical, dental and hospitalization insurance coverage for the longest of-(i) the 18-month period from the Termination Date; (ii) the period prescribed by applicable law; and (iii) the period set forth in the applicable Benefit Plans.

                           (g)      Company  Obligations  Upon  Termination If a
Voted Matter is Not Approved.

                                    (i)     If the Executive terminates this
Agreement pursuant to Section 5(g) because any Voted Matter (or the material terms thereof) is not approved by a Majority of the Shareholders then in lieu of any further payments under 2(a) the Company shall pay the Executive $500,000 plus any unreimbursed expenses (collectively the "Severance Payment"). 50% of such Severance Payment shall be made within 60 days of the Termination Date and the remaining 50% shall be made within 420 days of the Termination Date.

                                    (ii)  In  the  event  that  the  Executive's
employment is terminated pursuant to Section 5(g) then

                                            (A) any stock options heretofore or
hereafter granted to the Executive pursuant to authorized stock option plans which have vested may be exercised in full (to the extent not previously exercised and provided that the term of the applicable option has not otherwise expired) at any time within six months after such cessation of employment after which time such options shall expire and

                                            (B) any and all reasonable costs and
expenses, including but not limited to reasonable legal fees incurred by the Executive in good faith in enforcing or establishing any of his rights hereunder shall be immediately paid to the Executive upon presentation of appropriate documentation to the Company.

                           (h)      Obligations of  Company  Under  Bonus  Plan.
Notwithstanding anything to the contrary subject to Executive's full compliance under Section 7 after the Term, and 8 hereof, the Company's obligation to the Executive under the Bonus Plan shall not be affected by the termination or renewal of the Executive's employment except as provided in such Bonus Plan. In the event the Executive commits a breach of Section 7 after the Term or Section 8 of this Agreement and fails to cure such breach within seven days after receiving written notice describing such breach (provided the Company sends such notice to Executive within 14 days of obtaining actual knowledge of the material facts relating to such breach), the Company shall have the right to terminate this Agreement under paragraph 5(a) (if Executive's employment has not already been terminated or expired at such time) and effective upon the date of such Termination (if Executive's employment has not already been terminated or expired at such time) or the lapse of such cure period (if Executive's employment has already been terminated or expired at such time), the Company shall be relieved of its obligation to make any further payments under the Bonus Plan. In the event the Executive and the Company dispute whether Executive has committed an uncured breach of Sections 7 or 8 hereof, the Parties' rights and obligations under the Bonus Plan shall remain in effect except that the Company shall make any payments due under the Bonus Plan into an interest-bearing escrow held by an outside escrow agent designated jointly by the parties until the earlier of the passage of 180 days from the date of the lapse of the cure period described above (in which case the Escrow shall be released to the Executive) or;

                                    (i)     an arbitration panel described in
Section 12 of this Agreement and, finds that

                                            (A) the Executive  breached Sections
7 or 8, in which case, the escrow shall be released to the Company and the Company shall have no further obligations to Executive under the Bonus Plan, or

                                            (B)  that  the   Executive  did  not
breach Sections 7 or 8, in which case the escrow shall be released to the Executive and the Company shall thereafter make payments to the Executive under the Bonus Plan in accordance with its terms, or

                                    (ii) the Company and the Executive deliver a
joint written instruction to such escrow holder respecting the disposition of the funds.

At the request of the escrow holder, the parties shall execute an escrow agreement containing normal terms and conditions consistent with this paragraph. The parties agree to proceed expeditiously under any arbitration in which the Executive's rights under the Bonus Plan is at issue so that the arbitration is adjudicated within the 180 day period described above.

                           (i)      Liability  of  the Company  for Compensation
in  the  Event  of Termination - Provided  the Company fully  complies with this
Section 6, then the Company shall have no further liability to the Executive under Section 2 above in the event of termination as provided for herein.

                  7. Trade Secrets; Confidentiality. The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and its Affiliates including, but not limited to, customer lists, business methods and processes, marketing, promotional, pricing, financial information, technical information and data relating to clients, employees and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term and for a period of 2 years thereafter, the Executive shall not disclose any Confidential Information to any Person, except that disclosure of Confidential Information will be permitted:
(a) to the Company and its respective Affiliates and advisors; (b) if such Confidential Information has previously become available to the public through no fault of the Executive; (c) if required by law or any court or governmental agency or body, provided that in any such case covered by this clause (c) the Executive shall provide the Company, in advance of any such disclosure, with prompt notice of such requirement(s) and shall cooperate fully with the Company to the extent it may seek to limit such disclosure; (d) if necessary to establish or assert the rights of the Executive hereunder; or (e) if expressly consented to by the Company.


                  8.       Noncompetition and Nonsolicitation.

                           (a)      The Executive hereby covenants  and  agrees
that during the Term and for the respective periods set forth below immediately following the termination by the Company or the Executive, as applicable, of his employment under the respective circumstances set forth below he shall not, without the prior written consent of the Board, at any time, directly or indirectly, on his own behalf or on behalf of any Person:

                                    (i)     own, manage, operate, control, be
employed by, participate in, provide consulting services to, or be connected or associated in any manner with the ownership, management, operation or control of any business which is in competition with the Company (in the business in which the Company is substantially engaged during the Term in the case of acts committed during the Term or in the business in which the Company is substantially engaged at the time of termination of Executive's Employment in the case of acts committed after the Term) or any of its Affiliates in any state of the United States or in any foreign country in which any of them are engaged in business during the Term in the case of acts committed during the Term or in any state of the United States or in any foreign country in which any of them are engaged in business at the time of termination of Executive's employment in the case of acts committed after the Term for as long as the Company continues to conduct such business (the "Non-Compete"),

                                    (ii) solicit or take any action to cause the
solicitation of, or recommend that, any supplier, client, customer, contractor, vendor, agent or consultant of the Company or any of its Affiliates or other Person having business relations with the Company, discontinue business or cease such relationship, in whole or in part, with the Company or any of its Affiliates (the "Customer Non-Solicit"),

                                    (iii)   employ any Person employed by the
Company or any of its Affiliates at the time of, or during the 12 months preceding, such termination of the Executive's employment with the Company (the "Non-Hire") or

                                    (iv)  solicit  for  employment  (other  than
through unaffiliated employment recruiting or placement firms or services who are not specifically directed to solicit employees of the Company or provided with the names of any such employees) any Person employed by the Company or any of its Affiliates at the time of, or during the 12 months preceding such termination of the Executive's employment with the Company, or otherwise encourage or entice any such Person to leave such employment (the "Employee Non-Solicit"), provided, however, that nothing in this Agreement shall preclude the executive from owning less than five percent of any class of publicly traded equity of any entity



                                                              Customer                           Employee
Reason for Termination                      Non-Compete       Non-Solicit       Non-Hire         Non-Solicit

Good Reason                                 1 1/2 years       1 1/2 years       1 1/2 years      1 1/2 years

For Cause other than                        2 years           2 years           1 1/2 years      2 years
Non-Performance

For Non-Performance                         1 years           1 years           1 years          1 years

Company Termination                         0 years           1 1/2 years       1 1/2 years      1 1/2 years
for other than Cause and
Disability

Voluntary Resignation not for               2 years           2 years           2 years          2 years
Good Reason

Company Failure to Renew                    0 years           2 years           1 year           2 years

Executive Failure to Renew                  0 years           2 years           1 year           2 years

Disability                                  0 years           1 1/2 years       1 year           1 year



                           (b)      The Employee acknowledges and agrees that

                                    (i)     the restrictive covenants set forth
in this Section 8 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects, and

                                    (ii)  it is the  intention  of  the  parties
hereto that the Restrictive Covenants be enforceable to the fullest extent permitted by applicable law. Therefore, if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts. Specifically, if any court of competent jurisdiction should hold that any portion of the Restrictive Covenants is overly broad as to one or more states of the United States or one or more foreign jurisdictions, then that state or states or foreign jurisdiction or jurisdictions shall be eliminated from the territory to which the Restrictive Covenants apply and the restrictions shall remain applicable in all other states of the

United States and foreign jurisdictions.

                           (c)      If any court determines that any of the
Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such restrictive covenant shall then be valid and enforceable.

                  9. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the covenants contained in this Agreement, the Company shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the Executive from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it under this Agreement for such breach or threatened breach.

                  10. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

                  11.      Successors and Assigns.

                           (a)      This Agreement and all rights under  this
Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

                  12. Governing Law: Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree to submit any and all disputes arising out of or in connection with this Agreement to binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in New York City. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator. Notwithstanding anything to the contrary in this Section 12, such parties may seek in any court of competent jurisdiction any injunctive relief pursuant to Section 9 of this Agreement. Provided that Executive's position in such dispute has a good faith basis, any and all reasonable out of pocket costs incurred by the Executive in connection with any dispute arising out of this Agreement shall be immediately paid to the Executive by the Company upon presentation of appropriate documentation, up to an aggregate amount equal to $180,000.

                  13. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given when received or refused if mailed by registered or certified mail, postage prepaid, if delivered by hand, or if delivered by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this
Section 13:

                           (a)      if to the Company, to
                                    Company Headquarters
                                    Attention CEO

                           (b) if to the Executive, to Goran Mornhed 94 Colabaugh Road Croton-on-Hudson, NY 10520

                  14. Complete Understanding. Together with the Stock Option Agreement, Stock Option Plans and the Bonus Plan, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein or therein.

                  15.      Modification:.


                           (a)      This Agreement may be amended or waived if,
and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                           (b)      No failure or  delay  by  any  party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  16.      Mutual Representations.

                           (a)      The Executive represents and warrants to the
Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

                                    (i)     will not constitute a default under
or conflict with any agreement or other instrument to which he is a party or by which he is bound, and

                                    (ii)    do not require the consent of  any
Person. The Executive represents and warrants to the Company that Executive's performance of his duties under this Agreement shall not require him to breach the terms of Exhibit C hereto..

                           (b)      The Company represents and  warrants to the
Executive that this Agreement has been duly authorized, executed and delivered by the Company and that except with respect to any Voted Matter, (other than the Initially Vesting Options), the fulfillment of the terms hereof

                                    (i)     will not  constitute a default under
or conflict with any agreement or other instrument to which it is a party or by which it is bound and

                                    (ii)  do  not  require  the  consent  of any
Person.

                           (c)      Each party hereto warrants and represents to
the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

                           (d)      The parties agree to indemnify, defend and
hold the each other harmless for any claim, loss, damage, cost, expense including without limitation, reasonable attorney fees arising out of or relating to a breach of the foregoing representations in Section 16 (a), (b), and (c). The Executive's obligation under this Section 16 shall be limited to an aggregate amount of $180,000.

                  17.   Headings.   The  headings  in  this  Agreement  are  for
convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                  19. Inconsistencies. In the event of any inconsistency between this Agreement on the one hand and the Incentive Plan or the Bonus Plan on the other hand, this Agreement shall govern.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                            US ENERGY SYSTEMS, INC.



                            By: /s/ Lawrence I. Schneider
                                    ------------------------
                                    Lawrence I. Schneider,
                                    Chief Executive Officer


                               /s/   Goran Mornhed
                               -------------------
                                     Goran Mornhed